Exhibit 3.31

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453580 — 3547777
CERTIFICATE OF FORMATION
OF
SUNTERRA KGK PARTNERS FINANCE, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra KGK Partners Finance, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 10/07/2003
FILED 11:30 AM 10/07/2003
SRV 030645177 — 3547777 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA KGK PARTNERS FINANCE, LLC
     1. The name of the limited liability company is SUNTERRA KGK PARTNERS FINANCE, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
SUNTERRA EPIC MORTGAGE HOLDINGS, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra KGK Partners Finance, LLC this 6th day of October 2003.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY a Delaware corporation
By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA EPIC MORTGAGE HOLDINGS, LLC
     SUNTERRA EPIC MORTGAGE HOLDINGS, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA EPIC MORTGAGE HOLDINGS, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:40 PM 01/23/2004
FILED 12:03 PM 01/23/2004
SRV 040049671 — 3547777 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:35 AM 01/04/2006
FILED 11:35 AM 01/04/2006
SRV 060005533 — 3547777 FILE
CERTIFICATE OF MERGER
OF
EPIC MASTER FUNDING CORPORATION
AND
SUNTERRA EPIC MOATGAGE HOLDINGS, LLC
     Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
     1. The name of the surviving limited liability company is Sunterra Epic Mortgage Holdings, LLC, a Delaware limited liability company.
     2. The constituent business entities participating in the merger herein certified are:
     (a) Epic Master Funding Corporation, which is incorporated under the laws of the State of Delaware;
     (b) Sunterra Epic Mortgage Holdings, LLC, which is organized under the laws of the State of Delaware.
     3. The Agreement and Plan of Merger has been approved and executed by each of the constituent entities.
     4. The name of the surviving limited liability company is Sunterra Epic Mortgage Holdings, LLC.
     5. The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.
[signatures follow]

     IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 22 day of December, 2005.

SUNTERRA EPIC MORTGAGE HOLDINGS, LLC
By:	SUNTERRA FINANCE HOLDING
COMPANY, a Delaware corporation, its sole manager and member

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:13 PM 10/17/2007
FILED 07:13 PM 10/17/2007
SRV 071127882 — 3547777 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA EPIC MORTGAGE HOLDINGS, LLC
     1. The name of the limited liability company is SUNTERRA EPIC MORTGAGE HOLDINGS, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS EPIC MORTGAGE HOLDINGS, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Epic Mortgage Holdings, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person